Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of Chesapeake Corporation Stock Purchase Plan for Hourly Employees of Wisconsin Tissue Mills Inc. of our report dated January 24, 1996, on our audit of the financial statements of Chesapeake Corporation as of December 31, 1995 and 1994 and for the three years ended December 31, 1995.



Richmond, Virginia                 /s/ Coopers & Lybrand L.L.P.
October 11, 1996